Exhibit 10.4
SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (hereafter “Agreement”) is entered into between Shravan Goli (“Employee”), and Coursera, Inc. (“Company”). Employee and the Company may individually be referred to as a “party” or collectively be referred to as the “parties” in this Agreement.

Recitals

1.Employee has been employed by the Company since April 18, 2018.

2.The Company and the Employee mutually agree that the Employee’s employment with the Company terminates as of the close of business on November 15, 2024. (the “Termination Date”).

3.The parties now wish to resolve any and all matters relating to Employee’s employment with the Company and to fully and finally to resolve all such matters between them.
THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, Employee and the Company hereby agree as follows:

Agreement

1.Termination of Employment. Employee’s last day of employment with the Company is November 15, 2024 at the close of business. (the “Termination Date”). As of the Termination Date, Employee and Company mutually agree Employee shall no longer hold any position of employment with the Company. During the period from April 29, 2024 until the Termination Date, Employee agrees to use her best efforts to transition her responsibilities to such other employees as the Company shall designate, and to otherwise perform such duties and undertake such projects as the Company shall reasonably request.

2.Payment of Salary, Benefits, and Expenses. On or before the Termination Date, the Company shall pay to Employee (a) all wages earned through the Termination Date at Employee’s current base pay rate, and (b) all accrued vacation, if applicable, through the Termination Date, both less applicable deductions and withholdings. Employee understands and agrees that Employee is entitled to these payments regardless of whether Employee signs this agreement, and that Employee received these payments on the Termination Date. Employee agrees that, within ten (10) calendar days after the Termination Date, Employee will submit a final documented expense reimbursement statement reflecting all business expenses Employee incurred through the Termination Date, if any, for which Employee seeks reimbursement. The Company will reimburse Employee for approved expenses set forth on such statement pursuant to its regular business practice.
3.Severance Payment. In consideration of the Employee signing this Agreement, and the covenants and releases contained herein, the Company agrees to the following, subject to (i) receipt by the Company of a signed Affirmation Confidential Agreement and General Release in the form of Exhibit A, on November 15, 2024, and (ii) the expiration of a five (5) day revocation period without revocation by the Employee (the day following the expiration of such period shall be the “Expiration Date”):

a.The Company shall pay to Employee a lump sum of $39,400.00, less applicable deductions and withholdings, which shall be paid in U.S. Dollars through the Company’s ordinary course payroll procedures for California-based employees (the “Severance Payment”). Employee will receive the Severance Payment within ten (10) business days after the Effective Date. The Effective Date shall be the eighth (8th) day after Employee has signed this Agreement without revocation.
b.On the last day of the month in which Employee’s employment with the Company terminates, Employee’s health insurance benefits will cease and Employee will be entitled to continue his or her health insurance coverage pursuant to COBRA in accordance with applicable law. Thereafter, Employee shall be solely responsible for making timely COBRA payments in order to continue his or her coverage.

Should the Company determine, in its sole discretion, that Employee has breached any of the covenants or provisions contained herein, the Company shall have the right to immediately require the return of all Severance Payment paid, save and except one (1) dollar ($1.00).

4.Stock Options and RSUs. Any stock options awarded to Employee shall vest subject to and in accordance with the terms of any respective Option Award Agreement(s) to which Employee is a party. Any Company restricted stock units awarded to Employee shall unrestrict subject to and in accordance with the terms of Employee’s respective Restricted Stock Unit Award Agreement(s). Any unvested stock options and restricted stock units which remain subject to a period of restriction shall be forfeited at close of business on November 15, 2024. Employee acknowledges and agrees that, except with respect to the Options and the RSUs, Employee does not own, and has no contractual or legal right to acquire, receive or possess any security, derivative security or other equity of the Company or any of its parent, subsidiaries or affiliates.

5.Incentive Compensation. Should Employee remain employed through November 15, 2024, Employee shall remain eligible to receive a prorated cash incentive bonus that may be awarded to Employee in accordance with the terms of Coursera’s 2024 Executive Incentive Compensation Plan for the 2024 performance year, which bonus, if awarded shall be paid between March 15, 2025 and March 31, 2025. Should Employee voluntarily terminate employment prior to November 15, 2024, Employee is not eligible to receive any cash incentive bonus for the 2024 performance year. Employee shall not remain eligible to receive any cash bonus that may otherwise have been awarded to Employee in accordance with the terms of Coursera’s Executive Incentive Compensation Plan for the 2024 performance year, which bonus, if paid, would have been payable between March 15, 2025 ad March 31, 2025.

6.No Other Compensation Due. Employee acknowledges and represents that, upon receipt of the consideration set forth in this Agreement, the Company has paid Employee any and all salary, wages, overtime pay, bonuses, commissions, severance, sick leave, expenses, reimbursement, interest, penalties, attorneys’ fees, costs, or other compensation and consideration of any kind due to Employee.

7.Affirmation of Confidential Agreement and General Release. Employee agrees that at the end of Employee’s last day of employment (the “Termination Date”), Employee will sign the Affirmation of Confidential Separation Agreement and General Release (the “Affirmation”) located at the end of this Agreement as Exhibit A. Employee agrees Employee will not sign the Affirmation prior to the end of Employee’s last day of employment.

8.General Release of Claims by Employee. The Employee, on behalf of herself and her executors, heirs, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present directors, shareholders, officers, employees, agents, and attorneys, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, including:

a.any and all Claims relating to or arising from Employee’s employment relationship with the Company and/or the termination of that relationship;

b.any and all Claims for wrongful discharge of employment; termination in violation of public policy; discrimination of any kind, including gender, age, race, national origin, marital status, sexual orientation, and/or disability discrimination; harassment of any kind, including harassment on the basis of gender, age, race, national origin, marital status, sexual orientation, and/or disability; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; inducing breach of any contract; promissory estoppel; reformation; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; deceit; concealment; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; breach of fiduciary duty; personal injury; assault; battery; invasion of privacy; false imprisonment; conspiracy; and/or conversion;
c.any and all Claims for violation of any federal, state or municipal statute, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Restraining Notification Act, the Computer Fraud and Abuse Act, the Economic Espionage Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Uniform Trade Secrets Act, the laws of the State of California, or the laws of any other jurisdiction in which the Company has a facility or does business;
d.any and all Claims for violation of the federal, or any state, constitution;
e.any and all Claims arising out of any other state or federal laws and regulations relating to employment, or employment discrimination; and
f.any and all Claims for attorneys’ fees and costs, whether pursuant to California Labor Code
§218.5, California Labor Code §1194 or any other statute or contract.
Each of the parties to this Agreement agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (a) any obligations incurred under this Agreement or any obligations incurred under the May 3, 2024 Offer Letter, (b) any vested rights under pension or retirement plans, or any other employee benefit plans, programs, or policies of the Company and its affiliates; (c) any obligations which cannot be released by law, and (d) any right Employee may have to file a charge, testify or participate in an EEOC or other governmental investigation, hearing or proceeding, provided, however, that by signing this Agreement, Employee understands and agrees that Employee is waiving the right to any personal recovery either in Employee’s own action or one brought by the EEOC or other governmental authority on Employee’s behalf. In addition, this release does not extend to (1) any indemnification rights to which Employee may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, or as a matter of law, or (2) Employee’s rights following the date hereof with respect to any vested equity interests Employee holds in the Company or any of its past or present affiliates.

9.Waiver of Unknown Claims. Employee acknowledges and agrees that she has been advised of and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Being aware of said code section, Employee hereby expressly waives any rights she may have thereunder, as well as under any other statutes or common law principles of similar effect.

10.Age Discrimination in Employment Act Release. In accordance with the Older Workers Benefit Protection Act of 1990, Employee acknowledges that Employee is aware that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that the waiver and release is knowing and voluntary. Employee and the Company agree that the waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by the Company in writing of the following:
a.Employee has the right to consult with an attorney of Employee’s choice before accepting this offer;
b.Employee was provided with (21) days from the date this offer was received to consider this offer; and
c.Employee has seven calendar (7) days after accepting this offer to revoke the acceptance, and the acceptance will not be effective until that revocation period has expired.
d.Any change to the terms of this Agreement, whether material or immaterial, will not restart the 21 day period for you to consider this Agreement.

11.Mutual Non-Disparagement. Employee agrees that neither Employee nor anyone acting by, through, or in concert with Employee, shall disparage, defame, slander, or tortiously interfere with the contracts and relationships of the Company, its Board members, officers, employees or business. Nothing in this Agreement, however, (i) prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or (ii) restricts Employee from exercising rights under Section 7 of the National Labor Relations Act or rights to discuss pay provided by federal, state or local law. The Company agrees that Jeff Maggioncalda, nor anyone acting at their explicit instruction shall disparage, defame, or slander Employee or tortiously interfere with Employee’s contracts or relationships, except as required by law.

12.Confidential Information.

a.Except as may be required by law, Employee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for Employee’s benefit or the benefit of any person, firm, corporation or other entity, any confidential or proprietary information of or relating to the Company, including confidential or proprietary information or trade secrets with respect to the Company’s operations, procedures, business practices, finances, principals, vendors, suppliers, customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Confidential Information”), or deliver to any person, firm, corporation or other entity any document, record, notebook, disk, computer program or similar repository of or containing any such Confidential Information. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information or trade secrets and affect the successful conduct of the businesses of the Company and any successor or assignee of the Company.
b.Employee shall deliver to the Company by the Termination Date all originals and copies of any keys, access cards, books, correspondence, memoranda, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, contracts, presentations, emails, or any other documents or materials concerning the Company’s strategies, products or services, processes or business of any kind and/or which contain confidential, proprietary, or trade secret information which are in the possession or control of Employee or his or her agents. Employee certifies that she will thoroughly search Employee’s home and any personal equipment, including her home computer, laptop, and any other devices (such as a cell phone, tablet, or any other digital storage device) which Employee may have used to conduct business for or on behalf of the Company, or on which she may have stored any information or data related to the Company, and that Employee will return to the Company any such information, data, or property that Employee may locate in such search.

c.By the Termination Date, Employee shall return to the Company all Company property and equipment.
d.    In connection with this Agreement, Employee shall further execute a Termination Certification in the form provided by the Company that comports with the terms of this Agreement.
13.Taxes. To the extent any taxes may be due on the payment to Employee provided in this Agreement beyond any withheld by the Company, Employee agrees to pay them herself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from such payments.

14.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity against the Company or any of the other Released Parties. Employee also represents that Employee does not intend to bring any claims on Employee’s behalf or on behalf of any other person or entity against the Company or any of the other Released Parties.

15.No Assistance. Employee agrees that she will not voluntarily counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, and charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

16.Cooperation. Employee agrees to provide reasonable cooperation to Employer in connection with any pending or future litigation or arbitration brought against Employer and in any investigation Employer may conduct. Employee will not be compensated for such cooperation; however, in the event the Company subpoenas Employee to testify as a witness in a litigation proceeding, the Company will reimburse Employee’s reasonable travel expenses incurred in providing such testimony.

17.No Knowledge of Wrongdoing. Employee represents that she has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency or any other wrongdoing, including any violation of any Company policy, any agreement between the Company and any other party, or any local, state, or federal law, that involves either Employee or any other present or former Company employees.

18.No Admission of Liability. The payment of consideration referred to in this Agreement does not constitute an admission or concession by the Company that it acted unlawfully or wrongfully with respect to Employee, or that Employee has any rights whatsoever against the Company. Rather the parties understand and acknowledge that the payment of consideration referred to herein is made solely for the purpose of providing additional compensation to Employee to prevent potential involvement in legal proceedings based upon disputed claims.

19.Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY SHALL PAY THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS, HIS OR HER RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

20.No Future Employment. Employee understands that the purpose of this Agreement is to amicably and finally conclude the relationship of the parties, except as necessary to fulfill the obligations hereunder. As such, Employee will have no right to reemployment or reinstatement with the Company, or any parent or subsidiary of the Company. Employee knowingly and voluntarily waives all rights that he may have under any law to reinstatement of employment either with the Company, or any parent or subsidiary of the Company.
21.Choice of Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

22.Severability. Except as otherwise specified below, should any portion of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the parties intend that such provision be limited or modified so as to make it enforceable, and if such provision cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This paragraph shall not operate, however, to sever either party’s obligation to provide the binding release to all entities intended to be released hereunder.

23.Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

24.Voluntary and Knowing. This Agreement is executed voluntarily and without any duress or undue influence on the parties hereto. The parties acknowledge that:
a.they have read this Agreement;

b.they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or they have voluntarily declined to seek such counsel;
c.they understand the terms and consequences of this Agreement and of the releases it contains; and
d.they are fully aware of the legal and binding effect of this Agreement.

25.Entire Agreement. This Agreement contains the entire, final and exclusive agreement of the parties and no promise made by any party or by any officer, attorney, or agent of any party that is not expressly contained in this Agreement shall be binding or valid. Any modification of any provision of this Agreement, to be effective, must be in writing and signed by all parties.

26.Binding Effect. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

/s/ Jeff Maggioncalda
Jeff Maggioncalda Chief Executive Officer
Date: May 3, 2024

Agreed to and accepted by:
/s/ Shravan Goli
Shravan Goli
Date: May 3, 2024

EXHIBIT A

AFFIRMATION AGREEMENT

This Affirmation Agreement is entered into by the undersigned on the date set forth below.

WHEREAS, Coursera, Inc. (the “Company”) and Shravan Goli (“Employee”) entered into a Confidential Separation Agreement and General Release, dated as of May 3, 2024 (the “Agreement”).

WHEREAS, the obligations of the Company under the Agreement are conditioned upon receipt of this Affirmation Agreement, executed by Employee.

NOW THEREFORE, Employee agrees as follows:

1.For purposes of Section 8 of this Agreement, the Effective Date shall be November 15, 2024.
2.Employee hereby affirms and adopts all of the covenants, releases and provisions of this Agreement in its entirety, with the same effect as if the Agreement were executed by Employee on the date hereof.
3.The Agreement, as modified by this Affirmation Agreement, shall continue in full force and effect. Employee has five (5) days after executing this Affirmation Agreement to revoke the acceptance of the offer made pursuant to the Agreement, and the acceptance will not be effective until that revocation period has expired.

IN WITNESS WHEREOF, the Employee has executed this Affirmation Agreement as of the date below.

______________________________________
Shravan Goli
Date:

Receipt Acknowledged:

COURSERA, INC.

______________________________________
Jeff Maggioncalda
Date: